Exhibit 99


                           NATIONAL FUEL GAS
                   CONSOLIDATED STATEMENT OF INCOME
                              (UNAUDITED)


                                                        Twelve Months Ended
                                                              June 30,
                                                      ------------------------
                                                         1998          1997
                                                       (Thousands of Dollars)

INCOME
Operating Revenues                                    $1,233,680    $1,268,231
                                                      ----------    ----------

Operating Expenses
       Purchased Gas                                     448,221       515,954
       Fuel Used in Heat and Electric Generation          26,135         1,607
       Operation                                         287,365       275,266
       Maintenance                                        26,744        24,639
       Property, Franchise and Other Taxes                92,729        99,880
       Depreciation, Depletion and Amortization          115,616       111,116
       Impairment of Oil & Gas Producing Properties      128,996             -
       Income Taxes - Net                                 24,040        73,737
                                                      ----------    ----------
                                                       1,149,846     1,102,199
                                                      ----------    ----------

Operating Income                                          83,834       166,032
Other Income                                              33,013         3,488
                                                      ----------    ----------
Income Before Interest Charges and Minority
       Interest in Foreign Subsidiaries                  116,847       169,520
                                                      ----------    ----------

Interest Charges
       Interest on Long-Term Debt                         48,980        41,392
       Other Interest                                     29,368        14,246
                                                      ----------    ----------
                                                          78,348        55,638
                                                      ----------    ----------

Minority Interest in Foreign Subsidiaries                 (3,036)            -
                                                      ----------    ----------

Income Before Cumulative Effect                           35,463       113,882

Cumulative Effect of Change in Accounting
  for Depletion                                           (9,116)            -
                                                      ----------    ----------

Net Income Available for Common Stock                 $   26,347    $  113,882
                                                      ==========    ==========


Basic Earnings (Loss) Per Common Share:
       Income Before Cumulative Effect                $     0.93    $     3.00
       Cumulative Effect of Change in Accounting
          for Depletion                                    (0.24)            -
                                                      ----------    ----------
       Net Income Available for Common Stock          $     0.69    $     3.00
                                                      ==========    ==========

Diluted Earnings (Loss) Per Common Share:
       Income Before Cumulative Effect                $     0.92    $     2.97
       Cumulative Effect of Change in Accounting
          for Depletion                                    (0.24)            -
                                                      ----------    ----------
       Net Income Available for Common Stock          $     0.68    $     2.97
                                                      ==========    ==========

Weighted Average Common Shares Outstanding:
       Used in Basic Calculation                      38,242,231    37,991,518
                                                      ==========    ==========
       Used in Diluted Calculation                    38,649,662    38,312,174
                                                      ==========    ==========